Exhibit 99.2

NeurogesX, Inc.

PDUFA Announcement Conference Call

November 17, 2009

Operator:

Greetings ladies and gentlemen and welcome to the NeurogesX Inc. conference call.

At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star-zero on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Ms. Carol Ruth of The Ruth Group. Thank you Ms. Ruth. You may begin.

TRG:

Thank you, Operator. Joining us on the call today are Tony DiTonno, Chief Executive Officer and Stephen Ghiglieri, Chief Financial Officer.

Statements in this conference call regarding NeurogesX business which are not historical facts may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995, or “The Act.” NeurogesX disclaims any intent or obligation to update these forward-looking statements and claims protection of the Safe Harbor for forward-looking statements contained in the Act.

Forward looking statements may include, but are not limited to, statements relating to the timing of launch and commercialization of QutenzaTM; results of market research regarding market acceptance and potential of Qutenza; the benefits of Qutenza; establishment of distribution for Qutenza; expectations regarding actions to support commercialization of Qutenza; the size of the initial target group of physicians for our commercialization efforts; expectations with regard to the build out of our sales and marketing infrastructure; actions regarding obtaining reimbursement for end users of Qutenza; and expectations regarding expenses.

Actual results may differ from these discussed here today. Factors that may affect the outcome of forward-looking statements are explained in the risk factors section of our filings with SEC, including our Form 10-K for the 2008 fiscal year which was filed with the SEC on March 26, 2009 and our Form 10-Q for the third quarter of 2009, which was filed on November 9, 2009.

Now I would like to turn the call over to Tony DiTonno, Chief Executive Officer of NeurogesX.

Anthony DiTonno:

Thank you, Carol.

I am very happy to announce that Qutenza has been approved by the FDA for the management of neuropathic pain associated with post herpetic neuralgia. I know that you all appreciate what a monumental undertaking it is to get a drug approved in the United States. The FDA gives small companies no preference and no short cuts to approval. While the length of time it has taken us to get final approval is on par for our industry we have accomplished this milestone with significantly less capital than industry norm. This is the essence of the efficiency of what a specialty pharma company can accomplish and why we are so proud of this important event. If you would indulge me for a moment, I want to express my appreciation to the NeurogesX team for all of the hard work, dedication and unending optimism that enabled us to reach this point in our corporate lives. I use the word team as broadly as I can, and include our venture capital investors who supported us from the earliest days and continued to support us. I include our past colleagues, including our founder, Dr. Wendye Robbins, whose initial concepts have been the building blocks upon which we stand here today. I include our business partners such as Lohmann Therapie Systems whose work in developing the patch was instrumental in its ultimate success and I include of course our current employees who continue to be the fuel that drives this great company.

With the approval of Qutenza in hand in the United States, I think you have to agree with me that we can honestly say that 2009 has been a watershed year for NeurogesX—having completed an approval in Europe in May and a commercial partnership with a world-class pharmaceutical company, Astellas, in June and now approval in the United States. But we know that the hard work has just begun so let’s look to the future and start to answer the questions that I know most of you have.

At present, we anticipate launching Qutenza in the United States in the first half of 2010. We have a lot to do between now and then, but we have the people and the resources to do it and are energized by the challenge. Over the past few months, we have been working to establish the groundwork for a product launch. We are well down the road of establishing our distribution channel. We already completed the manufacture of and expect to have product ready to go into that channel in time to support our launch in the first half of 2010. Now that we have the approval in hand, our Vice President of Sales is gearing up the process of first hiring regional sales directors and shortly thereafter, our sales reps.

Even before that, we are in the process of fielding a medical science liaison team who will work to educate key opinion leaders around the country on Qutenza. There are too many details for me to enumerate here today, but suffice to say, we are working on all fronts to ensure a successful launch of Qutenza.

I mentioned in our quarterly conference call that we were just wrapping up a major market research study, which included both qualitative and quantitative evaluation of the potential for Qutenza in the United States, and importantly, looked at key drivers of potential physician behavior in considering whether to use Qutenza and what circumstances might lead to greater or lesser tendencies to use Qutenza.

I want to take a moment and review some of the outcomes of that study. By way of background this latest market research is the third time we have looked at the landscape of how physicians treat patients with neuropathic pain. We started in 2003, took another look at the end of 2007 and are now finishing up our latest analysis. Unlike many therapeutic areas, the unmet medical need we saw in 2003 is virtually the same as what exists today. There have been no real breakthrough technologies or mechanistic improvements to modify the disease or treat the pain. The standard of care is still the use of anticonvulsants, antidepressants and opioids. These are systemic products that while effective come with side effect profiles that many patients find hard to tolerate. Another locally acting product Lidoderm has enjoyed success in this market but needs to be applied daily. We think the addition of Qutenza as a product that acts locally at the site of pain and can result in reduced pain for up to 12 weeks from a single 60 minute application by a healthcare professional, offers an exciting new option for both physicians and the PHN patients they treat. The most common side effects seen in our clinical trials with Qutenza were transient local application site reactions including redness, pain, itching and papules.

We continue to work with this data for a number of launch-related activities, including determining our launch sales force size and geographic placement. Now that we received the final label, we are working with our advertising and public relations groups to sync up the label with the promotional materials that have been in development.

As I mentioned, we are planning on launching Qutenza in the first half of 2010. We have already hired sales, marketing and commercial operations professionals who are responsible for the build out of our sales and marketing infrastructure. With the approval in hand, we will now begin to augment these hires with regional sales directors, medical affairs personnel, medical science liaisons, reimbursement specialists and as we get nearer to actual launch, sales reps. We also plan to utilize nurse educators to make sure that physicians and their staff are trained properly. Our current view of our launch is to be very focused and target a group of physicians that probably number around 2 to 3000. With a targeted launch of the product, particularly over the first 6 to 12 months of the launch, our objective is to ensure that each physician is well trained to appropriately administer Qutenza and that each patient has a positive experience. Think of this initially as quality vs. quantity. Given the unique nature of Qutenza, we believe that this approach will maximize the ultimate value of the Qutenza brand. We believe that Astellas has a similar view in how they are approaching the launch of Qutenza in Europe. As we move closer to launch, we expect to provide you with more specifics on our launch strategies and importantly, what metrics you might use to gauge our launch success. We all believe that Qutenza will be a significant product in the market. Our goal will be to help you think about what the first year or two may look like as we introduce Qutenza to the market.

With regard to U.S. reimbursement, again with the final label in hand we now have the information that will allow us to go back to CMS to further our discussions and get their guidance as to how to approach the local Medicare carriers.

As I am sure you can imagine, it feels like we have just finished a marathon, and in some respects that is true. But we realize and are energized by the fact that real race is just beginning. We look forward to keeping you updated as we approach product launch. I am proud of the NeurogesX team’s accomplishments that have gotten us to this point and never more confident in its ability to effectively bring Qutenza to market.

We will now open the call up for questions.

Operator?

Q&A Session

Anthony DiTonno: (Wrap-up statement)

Thank you again for your time with us today. NeurogesX continues to be an exciting journey for me personally and I look forward to keeping you updated on our progress as we prepare for the Launch of Qutenza in 2010.

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